As filed with the Securities and Exchange Commission on June 25, 1999 Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          TRIANGLE IMAGING GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                FLORIDA                                  59-2493183
    ---------------------------------        -------------------------------
      (State or other jurisdiction           (I.R.S. Employer Identification
    of incorporation or organization)                     Number)

1800 N.W. 49TH STREET, SUITE 100, FORT LAUDERDALE, FLORIDA        33309
----------------------------------------------------------      ----------
       (Address of Principal Executive Offices)                 (Zip Code)

                          TRIANGLE IMAGING GROUP, INC.
                               1999 INCENTIVE PLAN
                            ------------------------
                            (Full Title of the Plan)

                                Harold S. Fischer
                      Chief Executive Officer and President
                          Triangle Imaging Group, Inc.
                        1800 N.W. 49th Street, Suite 100
                         Fort Lauderdale, Florida 33309
                                 (954) 229-5100
                            ------------------------

                   (Name, address, telephone number, including
                        area code, of agent for service)
                            ------------------------
                              Copies Requested to:
                                Alan Forman, Esq.
                         Berlack, Israels & Liberman LLP
                              120 West 45th Street
                            New York, New York 10036
                                 (212) 704-0100
                            ------------------------

                                      CALCULATION OF REGISTRATION FEE
===================================================================================================
                                           Proposed Maximum     Proposed Maximum
  Title of Securities     Amount to be    Offering Price Per    Aggregate Offering    Amount of
   to be Registered       Registered(1)         Share(2)            Price(1)       Registration Fee
---------------------------------------------------------------------------------------------------
Options and Shares of
Common Stock, $.001 par  4,000,000 Shares      $.96875            $3,875,000          $1,174.13
value
---------------------------------------------------------------------------------------------------

(1) In addition,  pursuant to Rule 416 under the  Securities  Act of 1933, as amended  ("Securities
Act"), this registration statement also covers an indeterminate number of shares as may be required
by  reason  of  any  stock  dividend,  recapitalization,   stock  split,  reorganization,   merger,
consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Estimated  solely for the purpose of calculating the  registration  fee pursuant to Rule 457(c)
based upon the average of the high and  low  reported  prices of  the Common  Stock on the NASD OTC
Bulletin Board on June 21, 1999.
===================================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

1.      Current Report on Form 8-K filed on June 4, 1999;
2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;
3.      Current Report on Form 8-K filed on May 4, 1999;
4.      Annual Report on Form 10-KSB for the year ended December 31, 1998; and
5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on December 23, 1998.

        All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4. DESCRIPTION OF SECURITIES.

        No response is required to this item.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        No response is required to this item.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        The Company's Articles of Incorporation provide that the Company shall indemnify any officer or director to the full extent permitted by law. Under Florida law, a director shall not be personally liable to the Company or its shareholders for monetary damages, for breach of duty of care or any other fiduciary duty owed to the Company as a director, except that such provisions shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (b) acts or omissions that involve intentional misconduct or a knowing violation of law; (c) unlawful corporate distributions; or (d) any transaction from which the director received an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of each director of the Company shall be eliminated or limited to the fullest extent permitted by applicable law.

        Article I of the Company's Bylaws provides:


         Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrator; provided, however, that except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) that was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, if Florida law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service as or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

        The Company may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend the Company's Articles of Incorporation, indemnify or obligate itself to indemnify a Director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        No response to this Item is required.

ITEM 8. EXHIBITS.

        The following exhibits are filed with or incorporated by reference into this Registration Statement.

        EXHIBIT
        NUMBER           DESCRIPTION OF EXHIBIT
        ------           ----------------------

        5.1              Opinion of General Counsel to the Company

        10.1*            Triangle Imaging Group, Inc. 1999 Incentive Plan

        10.3             Form of Award Agreement

        23.1             Consent of Mazars & Guerard, LLP

        23.2 Consent of General Counsel to the Company (contained in his opinion filed as Exhibit 5.1)

        *Incorporated  by  reference   from the  Company's  Proxy  Statement  on
         Schedule 14(a) filed on April 30, 1999 pursuant to the Securities Exchange Act of 1934.

ITEM 9. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from  registration by means of a post-effective  amendment
    any  of  the  securities   being  registered  which  remain  unsold  at  the
    termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on the 23rd day of June, 1999.

                                              TRIANGLE IMAGING GROUP, INC.


                                              By:  /s/ HAROLD S. FISCHER
                                                   ----------------------------
                                                       Harold S. Fischer
                                                       CHIEF EXECUTIVE OFFICER,
                                                       PRESIDENT, DIRECTOR

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold S. Fischer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him, in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including a Registration Statement filed under Rule
462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

   SIGNATURE                      TITLE                            DATE
   ---------                      -----                            ----

/s/ HAROLD S. FISCHER   Chief Executive Officer, President &       June 23, 1999
----------------------  Director (principal executive officer)
Harold S. Fischer

/S/ CHARLES D. WINSLOW  Chairman of the Board of Directors         June 23, 1999
----------------------
Charles D. Winslow

/s/ GREG J. SEMINACK    Chief Financial Officer (principal         June 23, 1999
----------------------  financial officer and accounting officer)
Greg J. Seminack

/s/ J. ALAN LINDAUER    Director                                   June 23, 1999
----------------------
J. Alan Lindauer

                                  EXHIBIT INDEX

     EXHIBIT
      NUMBER                      DESCRIPTION OF EXHIBIT
      ------                      ----------------------

        5.1              Opinion of General Counsel to the Company

        10.1             Triangle Imaging Group, Inc. 1999 Incentive Plan

        10.3             Form of Award Agreement

        23.1             Consent of Mazars & Guerard, LLP

        23.2 Consent of General Counsel to the Company (contained in his opinion filed as Exhibit 5.1)